Exhibit 99.1
East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Christopher Del Moral-Niles, CFA	Adrienne Atkinson
Chief Financial Officer	Director of Investor Relations
T: (626) 768-6860	T: (626) 788-7536
E: chris.delmoralniles@eastwestbank.com	E: adrienne.atkinson@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR FULL YEAR 2023
OF $1.2 BILLION AND DILUTED EARNINGS PER SHARE OF $8.18; INCREASES DIVIDEND BY 15%

Pasadena, California – January 23, 2024 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, reported its financial results for the full year and fourth quarter of 2023. Full year 2023 net income was $1.2 billion, or $8.18 per diluted share. Excluding $70 million pre-tax of FDIC Special Assessment-related expense (the “FDIC charge”) and $7 million of net losses on an AFS debt security, adjusted diluted earnings per share1 for the year were $8.56.

Fourth quarter 2023 net income was $239 million, or $1.69 per diluted share. Excluding the FDIC charge and a $3 million gain on the sale of an AFS debt security, adjusted earnings per diluted share were $2.02 for the fourth quarter. Return on average common equity was 18% in 2023, and book value per share grew 17% year-over-year.

“I am pleased to report that 2023 was another year of record revenue and earnings for East West,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “As I look back I am very proud of our strong performance, marked by an over 20% adjusted return on average tangible common equity and 18% growth in tangible book value per share. East West demonstrated the resilience of our business model and the loyalty of our customers through a tumultuous year.”2

“Thanks to the unwavering dedication of our colleagues to clients and the strength and diversification of our balance sheet, East West has emerged even stronger from the market disruption that characterized 2023. As we start a new year, we are pleased to announce a 15% increase in our common stock dividend. We remain committed to delivering top-tier shareholder returns, supported by prudent balance sheet growth, industry-leading efficiency, and sound risk management.”

FINANCIAL HIGHLIGHTS

	Twelve Months Ended December 31,		Year-over-Year Change
($ in millions, except per share data)	2023	2022	$	%

Revenue	$2,608	$2,345	$263	11%
Adjusted Pre-tax, Pre-provision Income[3]	1,788	1,600	187	12
Net Income	1,161	1,128	33	3
Diluted Earnings per Share	$8.18	$7.92	$0.26	3%
Adjusted Diluted Earnings per Share[1]	$8.56	$7.92	$0.64	8%
Book Value per Share	$49.64	$42.46	$7.18	17%
Tangible Book Value[2] per Share	$46.27	$39.10	$7.17	18%
Return on Average Common Equity	17.91%	19.51%	-160 bps	—
Adjusted Return on Average Tangible Common Equity[2]	20.25%	21.29%	-104 bps	—
Total Assets	$69,613	$64,112	$5,501	9%

[1] Adjusted diluted earnings per share is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 15.
[2] Adjusted return on average tangible common equity and tangible book value are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 14.
[3] Adjusted pre-tax, pre-provision income is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Table 13.

BALANCE SHEET

•Total Assets – Total assets were $69.6 billion as of December 31, 2023, an increase of $1.3 billion from $68.3 billion as of September 30, 2023, primarily reflecting loan growth. Year-over-year, total assets grew $5.5 billion or 9% from $64.1 billion as of December 31, 2022.

Fourth quarter 2023 average interest-earning assets of $65.5 billion were up nearly $0.5 billion, or 1%, from $65.1 billion in the third quarter of 2023, primarily due to an increase of $1.4 billion in average loans outstanding, partly offset by a $0.9 billion decrease in interest-bearing cash and deposits with banks.

•Total Loans – Total loans reached a record $52.2 billion as of December 31, 2023, an increase of $1.3 billion, or 3%, from $50.9 billion as of September 30, 2023. Year-over-year, total loans were up $4.0 billion, or 8%, from $48.2 billion as of December 31, 2022.

Fourth quarter 2023 average loans of $51.3 billion grew $1.4 billion, or 3%, from the third quarter of 2023. The increase was driven by growth across all our major loan portfolios.

•Total Deposits – Total deposits were $56.1 billion as of December 31, 2023, an increase of $1.0 billion, or 2%, from $55.1 billion as of September 30, 2023, primarily reflecting an increase in customer deposits. Noninterest-bearing deposits made up 28% of our total deposits as of December 31, 2023, down from 29% as of September 30, 2023. Year-over-year, total deposits increased $125 million from $56.0 billion as of December 31, 2022.

Fourth quarter 2023 average deposits of $55.4 billion increased $208 million from the third quarter of 2023, with growth in average money market and time deposits offset by declines in other deposit categories.

•Strong Capital Levels – As of December 31, 2023, stockholders’ equity was $7.0 billion, up 5% quarter-over-quarter. The stockholders’ equity to asset ratio was 9.98% as of December 31, 2023, an increase of 32 basis points quarter-over-quarter.

As of December 31, 2023, tangible book value2 per share was $46.27, up 7% quarter-over-quarter and 18% year-over-year. The tangible common equity ratio2 was 9.37%, an increase of 34 basis points quarter-over-quarter.

All of East West’s regulatory capital ratios are well in excess of regulatory requirements for well-capitalized institutions, as well as above regional and national bank averages. The common equity tier 1 (“CET1”) capital ratio increased to 13.31%, and the total risk-based capital ratio increased slightly by three basis points to 14.76%, as of December 31, 2023.

OPERATING RESULTS

Full Year Earnings - Full year 2023 net income was a record $1.2 billion or $8.18 per diluted share, both up 3% year-over-year. Full year revenue was a record $2.6 billion, an increase of $263 million, or 11% year-over-year, and full year adjusted pre-tax, pre-provision income was a record $1.8 billion, an increase of $187 million, or 12% year-over-year.

Fourth Quarter Earnings – Fourth quarter 2023 net income was $239 million, and diluted earnings per share (“EPS”) were $1.69.

[2] Tangible book value and the tangible common equity ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 14.

Fourth Quarter 2023 Compared to Third Quarter 2023

Net Interest Income and Net Interest Margin

Net interest income totaled $575 million in the fourth quarter, an increase of 1% from $571 million in the third quarter. Net interest margin (“NIM”) was 3.48%, unchanged from the third quarter.
•NIM benefited from higher loan balances and a more favorable asset mix, offset by the higher cost of interest-bearing deposits and changes in the deposit mix in favor of higher-cost customer deposits.
•The average loan yield was 6.61%, up 10 basis points from the third quarter. The average interest-earning asset yield was 6.00%, up 13 basis points from the third quarter.
•The average cost of funds was 2.74%, up 15 basis points from the third quarter. The average cost of deposits was 2.60%, up 17 basis points from the third quarter.

Noninterest Income

Noninterest income totaled $80 million in the fourth quarter, an increase of $3 million, or 4%, from $77 million in the third quarter. Net gains on sales of loans were $4 million in the fourth quarter, primarily reflecting the sale of Small Business Administration loans within the quarter. Net gains on AFS debt securities were $3 million, representing a partial recovery against the $10 million pre-tax impairment loss taken in the first quarter of 2023 on a subordinated AFS debt security of a failed bank.
•Fee income4 of $73 million was up $6 million, or 9%, from $67 million in the third quarter.
•Customer derivative income (loss) was a loss of $1 million in the fourth quarter, compared with income of $11 million in the third quarter. The quarter-over-quarter decrease of close to $12 million was due to an unfavorable change in mark-to-market adjustments. The mark-to-market and credit valuation adjustments on customer and other derivatives was a loss of $7 million in the fourth quarter, compared with a gain of $5 million in the third quarter. Customer-driven derivative revenue of $6 million in the fourth quarter was essentially unchanged from the third quarter.
•Foreign exchange income, wealth management fees, and lending fees each increased by $2 million, reflecting higher customer activity.

Noninterest Expense

Noninterest expense totaled $290 million in the fourth quarter, an increase of $38 million, or 15% from $252 million in the third quarter, including $70 million for the FDIC charge5. Fourth quarter noninterest expense consisted of $215 million of adjusted noninterest expense6, and $5 million in amortization expenses related to tax credit and other investments and core deposit intangibles.
•Adjusted noninterest expense of $215 million increased nearly $14 million, or 7%, from $202 million in the third quarter. This was driven primarily by an $8 million increase in compensation and employee benefits, reflecting higher commissions and incentive accruals, and a $6 million increase in other operating expense, primarily reflecting increases in legal expense, realized credit card fraud losses, and advertising.
•Amortization of tax credit and other investments was $5 million in the fourth quarter, down from $50 million in the third quarter. The decrease was due to the sale of a tax credit investment and timing of certain renewable energy tax credit investments that were not placed into service in the fourth quarter.
•The efficiency ratio was 44.4% in the fourth quarter, compared with 38.9% in the third quarter and the adjusted efficiency ratio6 was 33.1% in the fourth quarter, compared with 31.2% in the third quarter.

[4] Fee income includes lending, deposit account and wealth management fees, foreign exchange income, and customer derivative revenue. Refer to Table 5 for additional fee and noninterest income information.

5 In November 2023, the Federal Deposit Insurance Corporation (“FDIC”) approved a final rule to implement a special deposit insurance assessment to recover losses to the Deposit Insurance Fund arising from the protection of uninsured depositors following the receiverships of failed institutions in the spring of 2023. Under the final rule, the assessment base for the special assessment is equal to an insured depository institution’s estimated uninsured deposits, reported for the quarter ended December 31, 2022, minus the first $5 billion in estimated uninsured deposits. The FDIC will collect the special assessment over eight quarterly assessment periods starting with the first quarter of 2024, at a quarterly rate of 3.36 bps.

[6] Adjusted noninterest expense and adjusted efficiency ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 13.

TAX RELATED ITEMS

Full year 2023 income tax expense was $299 million, and the effective tax rate was 20.5%, compared with income tax expense of $284 million and an effective tax rate of 20.1% for the full year 2022. Fourth quarter 2023 income tax expense was $88 million, and the effective tax rate was 27.0%, compared with income tax expense of $66 million and 18.6% for the third quarter of 2023. The higher effective tax rate in the fourth quarter was mainly due to the sale of a tax credit investment and timing of certain renewable energy tax credit investments that were not placed into service in the fourth quarter.

ASSET QUALITY

As of December 31, 2023, the credit quality of our loan portfolio remained solid.
•The criticized loans ratio decreased 14 basis points quarter-over-quarter to 1.87% of loans held-for-investment (“HFI”) as of December 31, 2023, compared with 2.01% as of September 30, 2023. Criticized loans decreased $43 million, or 4%, quarter-over-quarter to $1.0 billion as of December 31, 2023. The special mention loans ratio decreased 18 basis points quarter-over-quarter to 0.77% of loans HFI as of December 31, 2023, compared with 0.95% as of September 30, 2023, and the classified loans ratio increased four basis points to 1.10%.
•The nonperforming assets ratio was 0.16% of total assets as of December 31, 2023, compared with 0.15% of total assets as of September 30, 2023. Nonperforming assets increased $10 million to $114 million as of December 31, 2023, from $104 million as of September 30, 2023.
•Fourth quarter 2023 net charge-offs were $20 million, or annualized 0.15% of average loans HFI, compared with $18 million, or annualized 0.14% of average loans HFI, for the third quarter of 2023.
•The allowance for loan losses increased to $669 million, or 1.28% of loans HFI, as of December 31, 2023, compared with $656 million, or 1.29% of loans HFI, as of September 30, 2023, primarily reflective of net loan growth.
•Fourth quarter 2023 provision for credit losses was $37 million, compared with $42 million in the third quarter of 2023.

CAPITAL STRENGTH

Capital levels for East West remained strong. The following table presents capital metrics as of December 31, 2023, September 30, 2023 and December 31, 2022.

EWBC Capital
($ in millions)	December 31, 2023 (a)	September 30, 2023 (a)	December 31, 2022 (a)
Risk-Weighted Assets (“RWA”) (b)	$53,663	$52,951	$50,037
Risk-based capital ratios:
CET1 capital ratio	13.31%	13.30%	12.68%
Tier 1 capital ratio	13.31%	13.30%	12.68%
Total capital ratio	14.76%	14.73%	14.00%
Leverage ratio	10.21%	10.15%	9.80%
Tangible common equity ratio (c)	9.37%	9.03%	8.66%

(a)The Company has elected to use the 2020 Current Expected Credit Losses (CECL) transition provision in the calculation of its December 31, 2023, September 30, 2023 and December 31, 2022 regulatory capital ratios. The Company’s December 31, 2023 regulatory capital ratios and RWA are preliminary.
(b)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.
(c)Tangible common equity ratio is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 14.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared first quarter 2024 dividends for the Company’s common stock. The common stock cash dividend of $0.55 per share is payable on February 15, 2024, to stockholders of record on February 2, 2024. This represents a 15% increase, or seven cents per share, to the quarterly common stock dividend, up from $0.48 per share previously. The new annual dividend equivalent is $2.20 per share, compared with $1.92 per share previously.

East West repurchased 1.5 million shares of common stock during the fourth quarter of 2023 for approximately $82 million. $172 million of East West’s share repurchase authorization remains available.

Conference Call
East West will host a conference call to discuss fourth quarter 2023 earnings with the public on Tuesday, January 23, 2024, at 2:00 p.m. PT/5:00 p.m. ET. The public and investment community are invited to listen as management discusses fourth quarter 2023 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. – (877) 506-6399; calls within Canada – (855) 669-9657; international calls – (412) 902-6699.
•A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•Information to access a replay of the call will be available one hour after the call on the Investor Relations site at www.eastwestbank.com/investors.

About East West

East West provides financial services that help customers reach further and connect to new opportunities. East West Bancorp, Inc. is a public company (Nasdaq: “EWBC”) with total assets of $69.6 billion as of December 31, 2023. The Company’s wholly-owned subsidiary, East West Bank, is the largest independent bank headquartered in Southern California, and operates over 120 locations in the United States and Asia. The Bank’s markets in the United States include California, Georgia, Illinois, Massachusetts, Nevada, New York, Texas, and Washington. For more information on East West, visit www.eastwestbank.com.

Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) contain “forward-looking statements” that are intended to be covered by the safe harbor provisions for such statements provided by the Private Securities Litigation Reform Act of 1995. East West Bancorp, Inc. (referred to herein on an unconsolidated basis as “East West” and on a consolidated basis as the “Company,” “we,” “us,” “our” or “EWBC”) may make forward-looking statements in other documents that it files with, or furnishes to, the United States (“U.S.”) Securities and Exchange Commission (“SEC”) and management may make forward-looking statements to analysts, investors, media members and others. Forward-looking statements are those that do not relate to historical facts and that are based on current assumptions, beliefs, estimates, expectations and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Forward-looking statements may relate to various matters, including the Company’s financial condition, results of operations, plans, objectives, future performance, business or industry, and usually can be identified by the use of forward-looking words, such as “anticipates,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “likely,” “may,” “might,” “objective,” “plans,” “potential,” “projects,” “remains,” “should,” “target,” “trend,” “will,” “would,” or similar expressions or variations thereof, and the negative thereof, but these terms are not the exclusive means of identifying such statements. You should not place undue reliance on forward-looking statements, as they are subject to risks and uncertainties, including, but not limited to, those described below. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make.

There are various important factors that could cause future results to differ materially from historical performance and any forward-looking statements. Factors that might cause such differences, include, but are not limited to: changes in the global economy, including an economic slowdown, capital or financial market disruption, supply chain disruption, level of inflation, interest rate environment, residential and commercial property prices, employment levels, rate of growth and general business conditions, which could result in, among other things, reduced demand for loans, reduced availability of funding or increased funding costs, declines in asset values and/or recognition of allowance for credit losses; changes in local, regional and global business, economic and political conditions and geopolitical events, such as political unrest, wars and acts of terrorism; the soundness of other financial institutions and the impacts related to or resulting from bank failures and other economic and industry volatility, including potential increased regulatory requirements, Federal Deposit Insurance Corporation (“FDIC”) insurance premiums and assessments, losses in the value of our investment portfolio, deposit withdrawals, or other adverse consequences of negative market perceptions of the banking industry or us; changes in laws or the regulatory environment, including regulatory reform initiatives and policies of the U.S. Department of the Treasury, the Board of Governors of the Federal Reserve System (“Federal Reserve”), the FDIC, the SEC, the Consumer Financial Protection Bureau (“CFPB”), the California Department of Financial Protection and Innovation (“DFPI”) — Division of Financial Institutions, the People’s Bank of China (“PBOC”), China’s National Administration of Financial Regulation (“NAFR”), the Hong Kong Monetary Authority (“HKMA”), the Hong Kong Securities and Futures Commission (“HKSFC”), and the Monetary Authority of Singapore (“MAS”); changes and effects thereof in trade, monetary and fiscal policies and laws, including the ongoing trade, economic and political disputes between the U.S. and the People’s Republic of China and the monetary policies of the Federal Reserve; changes in the commercial and consumer real estate markets; changes in consumer or commercial spending, savings and borrowing habits, and patterns and behaviors; the impact from changes to income tax laws and regulations, federal spending and economic stimulus programs; the impact of any future U.S. federal government shutdown and uncertainty regarding the U.S. federal government’s debt limit and credit rating; the Company’s ability to compete effectively against financial institutions and other entities, including as a result of emerging technologies; the success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; the impact on the Company’s funding costs, net interest income and net interest margin from changes in key variable market interest rates, competition, regulatory requirements and the Company’s product mix; changes in the Company’s costs of operation, compliance and expansion; the Company’s ability to adopt and successfully integrate new initiatives or technologies into its business in a strategic manner; the impact of communications or technology disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third party vendors with which the Company does business, including as a result of cyber-attacks, and other similar matters which could result in, among other things, confidential proprietary, or personally identifiable information being disclosed or misused, and materially impact the Company’s ability to provide services to its clients; the adequacy of the Company’s risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including the Company’s expectations regarding future credit losses and allowance levels; the impact of adverse changes to the Company’s credit ratings from major credit rating agencies; the impact of adverse judgments or settlements in litigation and other proceedings; the impact of political developments, pandemics, wars, civil unrest, terrorism or other hostilities that may disrupt or increase volatility in securities or otherwise affect business and economic conditions on the Company and its customers; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with consumers; the impact of reputational risk from negative publicity, fines, penalties and other negative consequences from regulatory violations, legal actions and the Company’s interactions with business partners, counterparties, service providers and other third parties; the impact of regulatory investigations, regulatory agreements, supervisory criticisms, and enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board (“FASB”) or other regulatory agencies and their impact on the Company’s critical accounting policies and assumptions; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; the impact on the Company’s liquidity due to changes in the Company’s ability to receive dividends from its subsidiaries; any strategic acquisitions or divestitures; changes in the equity and debt securities markets; fluctuations in the Company’s stock price; fluctuations in foreign currency exchange rates; the impact of increased focus on social, environmental and sustainability matters, which may affect the operations of the Company and its customers and the economy more broadly; and the impact of climate change, natural or man-made disasters or calamities, such as wildfires, droughts, hurricanes, flooding and earthquakes or other events that may directly or indirectly result in a negative impact on the financial performance of the Company and its customers.

For a more detailed discussion of some of the factors that might cause such differences, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 under the heading Item 1A. Risk Factors and the information set forth under Item 1A. Risk Factors in the Company’s Quarterly Reports on Form 10-Q. You should treat forward-looking statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				December 31, 2023 % or Basis Point Change
	December 31, 2023	September 30, 2023	December 31, 2022	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and cash equivalents	$4,614,984	$4,561,178	$3,481,784	1.2%		32.5%
Interest-bearing deposits with banks	10,498	17,213	139,021	(39.0)		(92.4)
Assets purchased under resale agreements (“resale agreements”)	785,000	785,000	792,192	—		(0.9)
Available-for-sale (“AFS”) debt securities (amortized cost of $6,916,491, $6,976,331 and $6,879,225)	6,188,337	6,039,837	6,034,993	2.5		2.5
Held-to-maturity (“HTM”) debt securities, at amortized cost (fair value of $2,453,971, $2,308,048 and $2,455,171)	2,956,040	2,964,235	3,001,868	(0.3)		(1.5)
Loans held-for-sale (“HFS”)	116	4,762	25,644	(97.6)		(99.5)
Loans held-for-investment (“HFI”) (net of allowance for loan losses of $668,743, $655,523 and $595,645)	51,542,039	50,251,661	47,606,785	2.6		8.3
Investments in qualified affordable housing partnerships, tax credit and other investments, net	905,036	901,559	763,256	0.4		18.6
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	94,024	97,782	103,681	(3.8)		(9.3)
Other assets	2,051,113	2,200,534	1,697,229	(6.8)		20.9
Total assets	$69,612,884	$68,289,458	$64,112,150	1.9%		8.6%

Liabilities and Stockholders’ Equity
Deposits	$56,092,438	$55,087,031	$55,967,849	1.8%		0.2%
Short-term borrowings	4,500,000	4,500,000	—	—		100.0
Assets sold under repurchase agreements (“repurchase agreements”)	—	—	300,000	—		(100.0)
Long-term debt and finance lease liabilities	153,011	153,087	152,400	(0.0)		0.4
Operating lease liabilities	102,353	107,695	111,931	(5.0)		(8.6)
Accrued expenses and other liabilities	1,814,248	1,844,939	1,595,358	(1.7)		13.7
Total liabilities	62,662,050	61,692,752	58,127,538	1.6		7.8
Stockholders’ equity	6,950,834	6,596,706	5,984,612	5.4		16.1
Total liabilities and stockholders’ equity	$69,612,884	$68,289,458	$64,112,150	1.9%		8.6%

Book value per share	$49.64	$46.62	$42.46	6.5%		16.9%
Tangible book value (1) per share	$46.27	$43.29	$39.10	6.9		18.3
Number of common shares at period-end	140,027	141,486	140,948	(1.0)		(0.7)
Total stockholders’ equity to assets ratio	9.98%	9.66%	9.33%	32	bps	65	bps
Tangible common equity (“TCE”) ratio (1)	9.37%	9.03%	8.66%	34	bps	71	bps

(1)Tangible book value and the TCE ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				December 31, 2023 % Change
	December 31, 2023	September 30, 2023	December 31, 2022	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”)	$16,581,079	$15,864,042	$15,711,095	4.5%	5.5%
Commercial real estate (“CRE”):
CRE	14,777,081	14,667,378	13,857,870	0.7	6.6
Multifamily residential	5,023,163	4,900,097	4,573,068	2.5	9.8
Construction and land	663,868	798,190	638,420	(16.8)	4.0
Total CRE	20,464,112	20,365,665	19,069,358	0.5	7.3
Consumer:
Residential mortgage:
Single-family residential	13,383,060	12,836,558	11,223,027	4.3	19.2
Home equity lines of credit (“HELOCs”)	1,722,204	1,776,665	2,122,655	(3.1)	(18.9)
Total residential mortgage	15,105,264	14,613,223	13,345,682	3.4	13.2
Other consumer	60,327	64,254	76,295	(6.1)	(20.9)
Total loans HFI (1)	52,210,782	50,907,184	48,202,430	2.6	8.3
Loans HFS	116	4,762	25,644	(97.6)	(99.5)
Total loans (1)	52,210,898	50,911,946	48,228,074	2.6	8.3
Allowance for loan losses	(668,743)	(655,523)	(595,645)	2.0	12.3
Net loans (1)	$51,542,155	$50,256,423	$47,632,429	2.6%	8.2%

Deposits:
Noninterest-bearing demand	$15,539,872	$16,169,072	$21,051,090	(3.9)%	(26.2)%
Interest-bearing checking	7,558,908	7,689,289	6,672,165	(1.7)	13.3
Money market	13,108,727	12,613,827	12,265,024	3.9	6.9
Savings	1,841,467	1,963,766	2,649,037	(6.2)	(30.5)
Time deposits	18,043,464	16,651,077	13,330,533	8.4	35.4
Total deposits	$56,092,438	$55,087,031	$55,967,849	1.8%	0.2%

(1)Includes $71.2 million, $72.0 million and $70.4 million of net deferred loan fees and net unamortized premiums as of December 31, 2023, September 30, 2023 and December 31, 2022, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			December 31, 2023 % Change
	December 31, 2023	September 30, 2023	December 31, 2022	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$990,378	$961,787	$761,212	3.0%	30.1%
Interest expense	415,544	390,974	155,705	6.3	166.9
Net interest income before provision for credit losses	574,834	570,813	605,507	0.7	(5.1)
Provision for credit losses	37,000	42,000	25,000	(11.9)	48.0
Net interest income after provision for credit losses	537,834	528,813	580,507	1.7	(7.4)
Noninterest income	79,903	76,752	64,927	4.1	23.1
Noninterest expense	290,498	252,014	257,110	15.3	13.0
Income before income taxes	327,239	353,551	388,324	(7.4)	(15.7)
Income tax expense	88,286	65,813	51,561	34.1	71.2
Net income	$238,953	$287,738	$336,763	(17.0)%	(29.0)%
Earnings per share (“EPS”)
- Basic	$1.70	$2.03	$2.39	(16.4)%	(28.9)%
- Diluted	$1.69	$2.02	$2.37	(16.5)	(28.7)
Weighted-average number of shares outstanding
- Basic	140,595	141,485	140,947	(0.6)%	(0.2)%
- Diluted	141,409	142,122	142,138	(0.5)	(0.5)

	Three Months Ended			December 31, 2023 % Change
	December 31, 2023	September 30, 2023	December 31, 2022	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Lending fees	$22,077	$20,312	$19,339	8.7%	14.2%
Deposit account fees	22,996	22,622	22,112	1.7	4.0
Customer derivative (loss) income	(945)	11,208	(638)	NM	(48.1)
Foreign exchange income	14,236	12,334	14,015	15.4	1.6
Wealth management fees	7,735	5,877	6,071	31.6	27.4
Net gains (losses) on sales of loans	3,675	(12)	443	NM	NM
Net gain on AFS debt security	3,138	—	—	100.0	100.0
Other investment income	1,673	1,751	1,127	(4.5)	48.4
Other income	5,318	2,660	2,458	99.9	116.4
Total noninterest income	$79,903	$76,752	$64,927	4.1%	23.1%
Noninterest expense:
Compensation and employee benefits	$130,794	$123,153	$120,422	6.2%	8.6%
Occupancy and equipment expense	15,735	15,353	15,648	2.5	0.6
Deposit insurance premiums and regulatory assessments	78,553	8,583	4,930	NM	NM
Deposit account expense	11,390	11,585	8,437	(1.7)	35.0
Computer software and data processing expenses	11,315	11,761	11,145	(3.8)	1.5
Other operating expense	38,130	31,885	31,923	19.6	19.4
Amortization of tax credit and other investments	4,581	49,694	64,605	(90.8)	(92.9)
Total noninterest expense	$290,498	$252,014	$257,110	15.3%	13.0%

NM - Not meaningful.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Year Ended		December 31, 2023 % Change
	December 31, 2023	December 31, 2022	Yr-o-Yr
Interest and dividend income	$3,693,805	$2,321,231	59.1%
Interest expense	1,381,551	275,350	401.7
Net interest income before provision for credit losses	2,312,254	2,045,881	13.0
Provision for credit losses	125,000	73,500	70.1
Net interest income after provision for credit losses	2,187,254	1,972,381	10.9
Noninterest income	295,264	298,666	(1.1)
Noninterest expense	1,022,748	859,393	19.0
Income before income taxes	1,459,770	1,411,654	3.4
Income tax expense	298,609	283,571	5.3
Net income	$1,161,161	$1,128,083	2.9%
EPS
- Basic	$8.23	$7.98	3.0%
- Diluted	$8.18	$7.92	3.4
Weighted-average number of shares outstanding
- Basic	141,164	141,326	(0.1)%
- Diluted	141,902	142,492	(0.4)

	Year Ended		December 31, 2023 % Change
	December 31, 2023	December 31, 2022	Yr-o-Yr
Noninterest income:
Lending fees	$83,876	$79,208	5.9%
Deposit account fees	89,606	88,435	1.3
Customer derivative income	20,200	29,057	(30.5)
Foreign exchange income	52,481	48,158	9.0
Wealth management fees	26,805	27,565	(2.8)
Net gains on sales of loans	3,634	6,411	(43.3)
Net (losses) gains on AFS debt securities	(6,862)	1,306	NM
Other investment income	9,348	7,037	32.8
Other income	16,176	11,489	40.8
Total noninterest income	$295,264	$298,666	(1.1)%
Noninterest expense:
Compensation and employee benefits	$508,538	$477,635	6.5%
Occupancy and equipment expense	62,763	62,501	0.4
Deposit insurance premiums and regulatory assessments	103,308	19,449	431.2
Deposit account expense	43,143	25,508	69.1
Computer software and data processing expenses	44,475	42,776	4.0
Other operating expense (1)	140,222	118,166	18.7
Amortization of tax credit and other investments	120,299	113,358	6.1
Total noninterest expense	$1,022,748	$859,393	19.0%

NM - Not meaningful.
(1)Includes $3.9 million of repurchase agreements’ extinguishment cost for the twelve months ended December 31, 2023.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
FEE AND OTHER NONINTEREST INCOME
($ in thousands)
(unaudited)
Table 5
	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Customer derivative (loss) income:
Customer derivative revenue	$6,297	$5,894	$3,984	$23,216	$14,986
Mark-to-market and credit valuation adjustments (“CVA”)	(7,242)	5,314	(4,622)	(3,016)	14,071
Total customer derivative (loss) income	$(945)	$11,208	$(638)	$20,200	$29,057

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Fee income:
Lending fees	$22,077	$20,312	$19,339	$83,876	$79,208
Deposit account fees	22,996	22,622	22,112	89,606	88,435
Foreign exchange income	14,236	12,334	14,015	52,481	48,158
Wealth management fees	7,735	5,877	6,071	26,805	27,565
Customer derivative revenue	6,297	5,894	3,984	23,216	14,986
Total fee income	73,341	67,039	65,521	275,984	258,352
Mark-to-market and CVA	(7,242)	5,314	(4,622)	(3,016)	14,071
Net gains (losses) on sale of loans	3,675	(12)	443	3,634	6,411
Net gains (losses) on AFS debt securities	3,138	—	—	(6,862)	1,306
Other investment income	1,673	1,751	1,127	9,348	7,037
Other income	5,318	2,660	2,458	16,176	11,489
Total noninterest income	$79,903	$76,752	$64,927	$295,264	$298,666

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended			December 31, 2023 % Change		Year Ended		December 31, 2023 % Change
	December 31, 2023	September 30, 2023	December 31, 2022	Qtr-o-Qtr	Yr-o-Yr	December 31, 2023	December 31, 2022	Yr-o-Yr
Loans:
Commercial:
C&I	$15,948,678	$15,400,172	$15,496,386	3.6%	2.9%	$15,499,899	$15,013,560	3.2%
CRE:
CRE	14,723,027	14,453,014	13,699,042	1.9	7.5	14,312,459	13,145,204	8.9
Multifamily residential	4,939,119	4,798,360	4,604,628	2.9	7.3	4,756,885	4,252,605	11.9
Construction and land	752,783	807,906	591,962	(6.8)	27.2	754,928	499,044	51.3
Total CRE	20,414,929	20,059,280	18,895,632	1.8	8.0	19,824,272	17,896,853	10.8
Consumer:
Residential mortgage:
Single-family residential	13,097,056	12,548,593	10,988,102	4.4	19.2	12,274,776	10,106,609	21.5
HELOCs	1,732,348	1,816,900	2,145,416	(4.7)	(19.3)	1,881,008	2,208,725	(14.8)
Total residential mortgage	14,829,404	14,365,493	13,133,518	3.2	12.9	14,155,784	12,315,334	14.9
Other consumer	59,245	63,917	81,596	(7.3)	(27.4)	65,181	93,711	(30.4)
Total loans (1)	$51,252,256	$49,888,862	$47,607,132	2.7%	7.7%	$49,545,136	$45,319,458	9.3%

Interest-earning assets	$65,505,724	$65,051,461	$60,376,151	0.7%	8.5%	$64,039,402	$59,309,062	8.0%
Total assets	$69,421,959	$68,936,786	$64,252,730	0.7%	8.0%	$67,757,505	$62,838,282	7.8%

Deposits:
Noninterest-bearing demand	$15,884,525	$16,302,296	$21,419,290	(2.6)%	(25.8)%	$17,192,978	$22,784,258	(24.5)%
Interest-bearing checking	7,608,234	8,080,025	6,543,349	(5.8)	16.3	7,658,414	6,696,200	14.4
Money market	12,824,121	12,180,806	12,197,782	5.3	5.1	11,680,540	12,443,437	(6.1)
Savings	1,873,276	2,013,246	2,747,166	(7.0)	(31.8)	2,128,943	2,901,940	(26.6)
Time deposits	17,216,367	16,621,683	12,076,193	3.6	42.6	16,301,856	9,473,744	72.1
Total deposits	$55,406,523	$55,198,056	$54,983,780	0.4%	0.8%	$54,962,731	$54,299,579	1.2%

Interest-bearing liabilities	$44,178,360	$43,563,947	$34,372,853	1.4%	28.5%	$41,671,388	$32,322,744	28.9%
Stockholders’ equity	$6,695,852	$6,604,798	$5,834,623	1.4%	14.8%	$6,482,985	$5,783,025	12.1%

(1)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	December 31, 2023			September 30, 2023
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,445,115	$56,250	5.02%	$5,392,795	$67,751	4.98%
Resale agreements	785,000	7,232	3.66%	648,587	4,460	2.73%
AFS debt securities	5,985,361	58,926	3.91%	6,074,119	57,177	3.73%
HTM debt securities	2,958,294	12,585	1.69%	2,967,703	12,601	1.68%
Loans:
C&I	15,948,678	321,026	7.99%	15,400,172	306,542	7.90%
CRE	20,414,929	327,194	6.36%	20,059,280	317,416	6.28%
Residential mortgage	14,829,404	205,371	5.49%	14,365,493	193,913	5.36%
Other consumer	59,245	786	5.26%	63,917	848	5.26%
Total loans (2)	51,252,256	854,377	6.61%	49,888,862	818,719	6.51%
FHLB and FRB stock	79,698	1,008	5.02%	79,395	1,079	5.39%
Total interest-earning assets	$65,505,724	$990,378	6.00%	$65,051,461	$961,787	5.87%

Noninterest-earning assets:
Cash and due from banks	489,055			544,939
Allowance for loan losses	(650,724)			(629,229)
Other assets	4,077,904			3,969,615
Total assets	$69,421,959			$68,936,786

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,608,234	$52,170	2.72%	$8,080,025	$54,285	2.67%
Money market deposits	12,824,121	123,744	3.83%	12,180,806	113,217	3.69%
Savings deposits	1,873,276	3,894	0.82%	2,013,246	4,047	0.80%
Time deposits	17,216,367	183,175	4.22%	16,621,683	166,747	3.98%
Federal funds purchased and other short-term borrowings	4,500,475	49,570	4.37%	4,501,327	49,575	4.37%
FHLB advances	1	—	—%	1	—	—%
Repurchase agreements	2,876	41	5.66%	13,897	193	5.51%
Long-term debt and finance lease liabilities	153,010	2,950	7.65%	152,962	2,910	7.55%
Total interest-bearing liabilities	$44,178,360	$415,544	3.73%	$43,563,947	$390,974	3.56%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	15,884,525			16,302,296
Accrued expenses and other liabilities	2,663,222			2,465,745
Stockholders’ equity	6,695,852			6,604,798
Total liabilities and stockholders’ equity	$69,421,959			$68,936,786

Interest rate spread			2.27%			2.31%
Net interest income and net interest margin		$574,834	3.48%		$570,813	3.48%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Three Months Ended
	December 31, 2023			December 31, 2022
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,445,115	$56,250	5.02%	$2,983,726	$23,986	3.19%
Resale agreements	785,000	7,232	3.66%	833,170	6,062	2.89%
AFS debt securities	5,985,361	58,926	3.91%	5,869,336	46,224	3.12%
HTM debt securities	2,958,294	12,585	1.69%	3,004,412	12,747	1.68%
Loans:
C&I	15,948,678	321,026	7.99%	15,496,386	250,451	6.41%
CRE	20,414,929	327,194	6.36%	18,895,632	262,327	5.51%
Residential mortgage	14,829,404	205,371	5.49%	13,133,518	157,696	4.76%
Other consumer	59,245	786	5.26%	81,596	849	4.13%
Total loans (2)	51,252,256	854,377	6.61%	47,607,132	671,323	5.59%
FHLB and FRB stock	79,698	1,008	5.02%	78,375	870	4.40%
Total interest-earning assets	$65,505,724	$990,378	6.00%	$60,376,151	$761,212	5.00%

Noninterest-earning assets:
Cash and due from banks	489,055			640,509
Allowance for loan losses	(650,724)			(583,271)
Other assets	4,077,904			3,819,341
Total assets	$69,421,959			$64,252,730

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,608,234	$52,170	2.72%	$6,543,349	$16,735	1.01%
Money market deposits	12,824,121	123,744	3.83%	12,197,782	62,246	2.02%
Savings deposits	1,873,276	3,894	0.82%	2,747,166	2,714	0.39%
Time deposits	17,216,367	183,175	4.22%	12,076,193	65,772	2.16%
Federal funds purchased and other short-term borrowings	4,500,475	49,570	4.37%	47,142	374	3.15%
FHLB advances	1	—	—%	40,178	225	2.22%
Repurchase agreements	2,876	41	5.66%	568,520	5,507	3.84%
Long-term debt and finance lease liabilities	153,010	2,950	7.65%	152,523	2,132	5.55%
Total interest-bearing liabilities	$44,178,360	$415,544	3.73%	$34,372,853	$155,705	1.80%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	15,884,525			21,419,290
Accrued expenses and other liabilities	2,663,222			2,625,964
Stockholders’ equity	6,695,852			5,834,623
Total liabilities and stockholders’ equity	$69,421,959			$64,252,730

Interest rate spread			2.27%			3.20%
Net interest income and net interest margin		$574,834	3.48%		$605,507	3.98%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 9

	Year Ended
	December 31, 2023			December 31, 2022
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,638,630	$220,643	4.76%	$3,127,234	$41,113	1.31%
Resale agreements	691,223	20,164	2.92%	1,398,080	29,767	2.13%
AFS debt securities	6,105,999	225,592	3.69%	6,629,945	152,514	2.30%
HTM debt securities	2,976,237	50,598	1.70%	2,756,382	46,392	1.68%
Loans:
C&I	15,499,899	1,190,940	7.68%	15,013,560	715,778	4.77%
CRE	19,824,272	1,227,795	6.19%	17,896,853	791,839	4.42%
Residential mortgage	14,155,784	750,813	5.30%	12,315,334	538,255	4.37%
Other consumer	65,181	3,198	4.91%	93,711	2,429	2.59%
Total loans (1)	49,545,136	3,172,746	6.40%	45,319,458	2,048,301	4.52%
FHLB and FRB stock	82,177	4,062	4.94%	77,963	3,144	4.03%
Total interest-earning assets	$64,039,402	$3,693,805	5.77%	$59,309,062	$2,321,231	3.91%

Noninterest-earning assets:
Cash and due from banks	555,689			652,673
Allowance for loan losses	(625,785)			(559,746)
Other assets	3,788,199			3,436,293
Total assets	$67,757,505			$62,838,282

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,658,414	$179,200	2.34%	$6,696,200	$29,808	0.45%
Money market deposits	11,680,540	399,482	3.42%	12,443,437	107,442	0.86%
Savings deposits	2,128,943	15,573	0.73%	2,901,940	8,550	0.29%
Time deposits	16,301,856	611,295	3.75%	9,473,744	106,038	1.12%
Federal funds purchased and other short-term borrowings	3,591,114	157,002	4.37%	81,719	1,801	2.20%
FHLB advances	123,288	6,430	5.22%	105,966	1,754	1.66%
Repurchase agreements	34,443	1,497	4.35%	467,413	14,362	3.07%
Long-term debt and finance lease liabilities	152,790	11,072	7.25%	152,325	5,595	3.67%
Total interest-bearing liabilities	$41,671,388	$1,381,551	3.32%	$32,322,744	$275,350	0.85%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	17,192,978			22,784,258
Accrued expenses and other liabilities	2,410,154			1,948,255
Stockholders’ equity	6,482,985			5,783,025
Total liabilities and stockholders’ equity	$67,757,505			$62,838,282

Interest rate spread			2.45%			3.06%
Net interest income and net interest margin		$2,312,254	3.61%		$2,045,881	3.45%

(1)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 10

	Three Months Ended (1)			December 31, 2023 Basis Point Change
	December 31, 2023	September 30, 2023	December 31, 2022	Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.37%	1.66%	2.08%	(29)	bps	(71)	bps
Adjusted return on average assets (2)	1.63%	1.66%	2.08%	(3)		(45)
Return on average common equity	14.16%	17.28%	22.90%	(312)		(874)
Adjusted return on average common equity (2)	16.95%	17.28%	22.90%	(33)		(595)
Return on average TCE (3)	15.26%	18.65%	24.96%	(339)		(970)
Adjusted return on average TCE (3)	18.26%	18.65%	24.96%	(39)		(670)
Interest rate spread	2.27%	2.31%	3.20%	(4)		(93)
Net interest margin	3.48%	3.48%	3.98%	—		(50)
Average loan yield	6.61%	6.51%	5.59%	10		102
Yield on average interest-earning assets	6.00%	5.87%	5.00%	13		100
Average cost of interest-bearing deposits	3.64%	3.45%	1.74%	19		190
Average cost of deposits	2.60%	2.43%	1.06%	17		154
Average cost of funds	2.74%	2.59%	1.11%	15		163
Adjusted pre-tax, pre-provision profitability ratio (4)	2.49%	2.56%	2.95%	(7)		(46)
Adjusted noninterest expense/average assets (4)	1.23%	1.16%	1.19%	7		4
Efficiency ratio	44.37%	38.92%	38.35%	545		602
Adjusted efficiency ratio (4)	33.07%	31.18%	28.66%	189	bps	441	bps

	Year Ended		December 31, 2023 Basis Point Change
	December 31, 2023	December 31, 2022	Yr-o-Yr
Return on average assets	1.71%	1.80%	(9)	bps
Adjusted return on average assets (2)	1.79%	1.80%	(1)
Return on average common equity	17.91%	19.51%	(160)
Adjusted return on average common equity (2)	18.75%	19.51%	(76)
Return on average TCE (3)	19.35%	21.29%	(194)
Adjusted return on average TCE (3)	20.25%	21.29%	(104)
Interest rate spread	2.45%	3.06%	(61)
Net interest margin	3.61%	3.45%	16
Average loan yield	6.40%	4.52%	188
Yield on average interest-earning assets	5.77%	3.91%	186
Average cost of interest-bearing deposits	3.19%	0.80%	239
Average cost of deposits	2.19%	0.46%	173
Average cost of funds	2.35%	0.50%	185
Adjusted pre-tax, pre-provision profitability ratio (4)	2.64%	2.55%	9
Adjusted noninterest expense/average assets (4)	1.22%	1.18%	4
Efficiency ratio	39.22%	36.65%	257
Adjusted efficiency ratio (4)	31.63%	31.74%	(11)	bps

(1)Annualized except for efficiency ratio and adjusted efficiency ratio.
(2)Adjusted return on average assets and adjusted return on average common equity are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 15.
(3)Return on average TCE and adjusted return on average TCE are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 14.
(4)Adjusted pre-tax, pre-provision profitability ratio, adjusted noninterest expense/average assets and adjusted efficiency ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 11

		Three Months Ended December 31, 2023
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, September 30, 2023		$383,677	$211,418	$58,725	$1,703	$655,523
Provision for credit losses on loans	(a)	27,732	4,875	233	50	32,890
Gross charge-offs		(20,264)	(1,213)	—	(96)	(21,573)
Gross recoveries		1,248	356	7	—	1,611
Total net (charge-offs) recoveries		(19,016)	(857)	7	(96)	(19,962)
Foreign currency translation adjustment		292	—	—	—	292
Allowance for loan losses, December 31, 2023		$392,685	$215,436	$58,965	$1,657	$668,743

		Three Months Ended September 30, 2023
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, June 30, 2023		$375,333	$202,768	$56,039	$1,260	$635,400
Provision for credit losses on loans	(a)	13,006	22,026	2,648	456	38,136
Gross charge-offs		(7,074)	(13,879)	(41)	(13)	(21,007)
Gross recoveries		2,279	503	79	—	2,861
Total net (charge-offs) recoveries		(4,795)	(13,376)	38	(13)	(18,146)
Foreign currency translation adjustment		133	—	—	—	133
Allowance for loan losses, September 30, 2023		$383,677	$211,418	$58,725	$1,703	$655,523

		Three Months Ended December 31, 2022
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, September 30, 2022		$371,749	$178,487	$30,587	$1,694	$582,517
(Reversal of) provision for credit losses on loans	(a)	(263)	13,790	9,363	(118)	22,772
Gross charge-offs		(416)	(10,804)	—	(16)	(11,236)
Gross recoveries		136	873	89	—	1,098
Total net (charge-offs) recoveries		(280)	(9,931)	89	(16)	(10,138)
Foreign currency translation adjustment		494	—	—	—	494
Allowance for loan losses, December 31, 2022		$371,700	$182,346	$40,039	$1,560	$595,645

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 11 (continued)

		Year Ended December 31, 2023
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2022		$371,700	$182,346	$40,039	$1,560	$595,645
Impact of ASU 2022-02 adoption		5,683	343	2	—	6,028
Allowance for loan losses, January 1, 2023		$377,383	$182,689	$40,041	$1,560	$601,673
Provision for credit losses on loans	(a)	45,319	48,998	18,960	294	113,571
Gross charge-offs		(36,573)	(17,464)	(138)	(197)	(54,372)
Gross recoveries		6,803	1,213	102	—	8,118
Total net charge-offs		(29,770)	(16,251)	(36)	(197)	(46,254)
Foreign currency translation adjustment		(247)	—	—	—	(247)
Allowance for loan losses, December 31, 2023		$392,685	$215,436	$58,965	$1,657	$668,743

		Year Ended December 31, 2022
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2021		$338,252	$180,808	$20,595	$1,924	$541,579
Provision for (reversal of) credit losses on loans	(a)	37,604	17,430	19,991	(258)	74,767
Gross charge-offs		(18,738)	(18,108)	(968)	(106)	(37,920)
Gross recoveries		16,824	2,216	421	—	19,461
Total net charge-offs		(1,914)	(15,892)	(547)	(106)	(18,459)
Foreign currency translation adjustment		(2,242)	—	—	—	(2,242)
Allowance for loan losses, December 31, 2022		$371,700	$182,346	$40,039	$1,560	$595,645

		Three Months Ended			Year Ended
		December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$33,589	$29,728	$24,041	$26,264	$27,514
Provision for (reversal of) credit losses on unfunded credit commitments	(b)	4,110	3,864	2,228	11,429	(1,267)
Foreign currency translation adjustment		—	(3)	(5)	6	17
Allowance for unfunded credit commitments, end of period (1)		$37,699	$33,589	$26,264	$37,699	$26,264

Provision for credit losses	(a)+(b)	$37,000	$42,000	$25,000	$125,000	$73,500

(1)Included in Accrued expenses and other liabilities on the Condensed Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CRITICIZED LOANS, NONPERFORMING ASSETS AND CREDIT QUALITY RATIOS
($ in thousands)
(unaudited)
Table 12

Criticized Loans	December 31, 2023	September 30, 2023	December 31, 2022
Special mention loans	$404,241	$483,428	$468,471
Classified loans	573,969	538,258	427,509
Total criticized loans (1)	$978,210	$1,021,686	$895,980

Nonperforming Assets	December 31, 2023	September 30, 2023	December 31, 2022
Nonaccrual loans:
Commercial:
C&I	$37,036	$49,147	$50,428
Total CRE	27,918	16,431	23,413
Consumer:
Total residential mortgage	37,788	37,986	25,586
Other consumer	132	136	99
Total nonaccrual loans	102,874	103,700	99,526
Other real estate owned, net	11,141	—	270
Total nonperforming assets	$114,015	$103,700	$99,796

Credit Quality Ratios	December 31, 2023	September 30, 2023	December 31, 2022
Annualized quarterly net charge-offs to average loans HFI	0.15%	0.14%	0.08%
Annual net charge-offs to average loans HFI	0.09%	N/A	0.04%
Special mention loans to loans HFI	0.77%	0.95%	0.97%
Classified loans to loans HFI	1.10%	1.06%	0.89%
Criticized loans to loans HFI	1.87%	2.01%	1.86%
Nonperforming assets to total assets	0.16%	0.15%	0.16%
Nonaccrual loans to loans HFI	0.20%	0.20%	0.21%
Allowance for loan losses to loans HFI	1.28%	1.29%	1.24%

(1)Excludes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision profitability ratio represents total adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue excludes the net gain/loss related to an AFS debt security that was written-off in the first quarter of 2023 and subsequently sold during the fourth quarter of 2023. Adjusted noninterest expense excludes the amortization of tax credit and other investments, the amortization of core deposit intangibles, the FDIC special assessment charge (included in deposit insurance premiums and regulatory assessments) and the repurchase agreements’ extinguishment cost (where applicable). Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended						Year Ended
		December 31, 2023		September 30, 2023		December 31, 2022		December 31, 2023	December 31, 2022
Net interest income before provision for credit losses	(a)	$574,834		$570,813		$605,507		$2,312,254	$2,045,881
Total noninterest income		79,903		76,752		64,927		295,264	298,666
Total revenue	(b)	$654,737		$647,565		$670,434		$2,607,518	$2,344,547
Noninterest income		79,903		76,752		64,927		295,264	298,666
Less/add: Net gain/loss on AFS debt security		(3,138)		—		—		6,862	—
Adjusted noninterest income	(c)	76,765		76,752		64,927		302,126	298,666
Adjusted revenue	(a)+(c) = (d)	$651,599		$647,565		$670,434		$2,614,380	$2,344,547

Total noninterest expense	(e)	$290,498		$252,014		$257,110		$1,022,748	$859,393
Less: Amortization of tax credit and other investments		(4,581)		(49,694)		(64,605)		(120,299)	(113,358)
Amortization of core deposit intangibles		(441)		(441)		(381)		(1,763)	(1,865)
FDIC special assessment charge		(69,986)		—		—		(69,986)	—
Repurchase agreements’ extinguishment cost		—		—		—		(3,872)	—
Adjusted noninterest expense	(f)	$215,490		$201,879		$192,124		$826,828	$744,170
Efficiency ratio	(e)/(b)	44.37%		38.92%		38.35%		39.22%	36.65%
Adjusted efficiency ratio	(f)/(d)	33.07%		31.18%		28.66%		31.63%	31.74%
Adjusted pre-tax, pre-provision income	(d)-(f) = (g)	$436,109		$445,686		$478,310		$1,787,552	$1,600,377
Average total assets	(h)	$69,421,959		$68,936,786		$64,252,730		$67,757,505	$62,838,282
Adjusted pre-tax, pre-provision profitability ratio	(g)/(h)	2.49%	(1)	2.56%	(1)	2.95%	(1)	2.64%	2.55%
Adjusted noninterest expense/average assets	(f)/(h)	1.23%	(1)	1.16%	(1)	1.19%	(1)	1.22%	1.18%

(1)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 14
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible book value, tangible book value per share and TCE ratio are non-GAAP financial measures. Tangible book value and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		December 31, 2023	September 30, 2023	December 31, 2022
Stockholders’ equity	(a)	$6,950,834	$6,596,706	$5,984,612
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(6,602)	(5,649)	(7,998)
Tangible book value	(b)	$6,478,535	$6,125,360	$5,510,917

Number of common shares at period-end	(c)	140,027	141,486	140,948
Book value per share	(a)/(c)	$49.64	$46.62	$42.46
Tangible book value per share	(b)/(c)	$46.27	$43.29	$39.10

Total assets	(d)	$69,612,884	$68,289,458	$64,112,150
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(6,602)	(5,649)	(7,998)
Tangible assets	(e)	$69,140,585	$67,818,112	$63,638,455
Total stockholders’ equity to assets ratio	(a)/(d)	9.98%	9.66%	9.33%
TCE ratio	(b)/(e)	9.37%	9.03%	8.66%

Return on average TCE represents tangible net income divided by average tangible book value. Adjusted return on average TCE represents adjusted tangible net income divided by average tangible book value. Tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets. Adjusted tangible net income excludes the after-tax impacts of the tangible net income adjustments, the FDIC special assessment charge (included in Deposit insurance premiums and regulatory assessments on the Consolidated Statement of Income), and the net gain/loss related to an AFS debt security that was written-off in the first quarter of 2023 and subsequently sold during the fourth quarter of 2023. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended						Year Ended
		December 31, 2023		September 30, 2023		December 31, 2022		December 31, 2023	December 31, 2022
Net income	(e)	$238,953		$287,738		$336,763		$1,161,161	$1,128,083
Add: Amortization of core deposit intangibles		441		441		381		1,763	1,865
Amortization of mortgage servicing assets		302		328		329		1,328	1,425
Tax effect of amortization adjustments (2)		(220)		(225)		(209)		(914)	(966)
Tangible net income	(f)	$239,476		$288,282		$337,264		$1,163,338	$1,130,407
Add: FDIC special assessment charge		69,986		—		—		69,986	—
Less/add: Net gain/loss on AFS debt security		(3,138)		—		—		6,862	—
Tax effect of adjustments (2)		(19,760)		—		—		(22,716)	—
Adjusted tangible net income	(g)	$286,564		$288,282		$337,264		$1,217,470	$1,130,407

Average stockholders’ equity	(h)	$6,695,852		$6,604,798		$5,834,623		$6,482,985	$5,783,025
Less: Average goodwill		(465,697)		(465,697)		(465,697)		(465,697)	(465,697)
Average other intangible assets (1)		(5,434)		(6,148)		(8,378)		(6,542)	(8,695)
Average tangible book value	(i)	$6,224,721		$6,132,953		$5,360,548		$6,010,746	$5,308,633
Return on average common equity	(e)/(h)	14.16%	(3)	17.28%	(3)	22.90%	(3)	17.91%	19.51%
Return on average TCE	(f)/(i)	15.26%	(3)	18.65%	(3)	24.96%	(3)	19.35%	21.29%
Adjusted return on average TCE	(g)/(i)	18.26%	(3)	18.65%	(3)	24.96%	(3)	20.25%	21.29%

(1)Includes core deposit intangibles and mortgage servicing assets.
(2)Applied statutory tax rate of 29.56% for the three and twelve months ended December 31, 2023, and 29.29% for the three months ended September 30, 2023. Applied statutory tax rate of 29.37% for the three and twelve months ended December 31, 2022.
(3)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ and shares in thousands, except for per share data)
(unaudited)
Table 15
During the fourth quarter of 2023, the Company recorded a $70.0 million pre-tax FDIC special assessment charge (included in Deposit insurance premiums and regulatory assessments on the Consolidated Statement of Income) and recognized a $3.1 million pre-tax gain on sale for an AFS debt security that was previously written-off. During the first quarter of 2023, the Company recorded a $10.0 million pre-tax impairment write-off of an AFS debt security. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average common equity that adjust for the above discussed non-recurring items provide clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Three Months Ended						Year Ended
		December 31, 2023		September 30, 2023		December 31, 2022		December 31, 2023	December 31, 2022
Net income	(a)	$238,953		$287,738		$336,763		$1,161,161	$1,128,083
Add: FDIC special assessment charge		69,986		—		—		69,986	—
Less/add: Net gain/loss on AFS debt security		(3,138)		—		—		6,862	—
Tax effect of adjustments (1)		(19,760)		—		—		(22,716)	—
Adjusted net income	(b)	$286,041		$287,738		$336,763		$1,215,293	$1,128,083

Diluted weighted-average number of shares outstanding		141,409		142,122		142,138		141,902	142,492
Diluted EPS		$1.69		$2.02		$2.37		$8.18	$7.92
Add: FDIC special assessment charge		0.35		—		—		0.35	—
Less/add: Net gain/loss on AFS debt security		(0.02)		—		—		0.03	—
Adjusted diluted EPS		$2.02		$2.02		$2.37		$8.56	$7.92

Average total assets	(c)	$69,421,959		$68,936,786		$64,252,730		$67,757,505	$62,838,282
Average stockholders’ equity	(d)	$6,695,852		$6,604,798		$5,834,623		$6,482,985	$5,783,025
Return on average assets	(a)/(c)	1.37%	(2)	1.66%	(2)	2.08%	(2)	1.71%	1.80%
Adjusted return on average assets	(b)/(c)	1.63%	(2)	1.66%	(2)	2.08%	(2)	1.79%	1.80%
Return on average common equity	(a)/(d)	14.16%	(2)	17.28%	(2)	22.90%	(2)	17.91%	19.51%
Adjusted return on average common equity	(b)/(d)	16.95%	(2)	17.28%	(2)	22.90%	(2)	18.75%	19.51%
Return on average TCE (3)		15.26%		18.65%		24.96%		19.35%	21.29%
Adjusted return on average TCE (3)		18.26%		18.65%		24.96%		20.25%	21.29%

(1)Applied statutory tax rate of 29.56% for the three and the twelve months ended December 31, 2023.
(2)Annualized.
(3)Refer to Table 14 for the calculation of the return on average TCE and adjusted return on average TCE ratios.